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                                                                   EXHIBIT 10

                           DRINKER BIDDLE & REATH LLP
                      Philadelphia National Bank Building
                              1345 Chestnut Street
                          Philadelphia, PA  19107-3496
                            Telephone (215) 988-2700
                            Telecopy (215) 988-2757



                                 July 29, 1998



Excelsior Funds, Inc.
73 Tremont Street
Boston, MA  02108-3913

     Re:  Excelsior Funds, Inc. - Shares of Common Stock
          ----------------------------------------------


Ladies and Gentlemen:

  We have acted as counsel to Excelsior Funds, Inc., a Maryland corporation (the "Company"), in connection with the registration by the Company of its shares of common stock, par value $.001 per share, under the Securities Act of 1933, as amended.

  The Articles of Incorporation of the Company, as amended and supplemented (the "Articles of Incorporation"), authorize the issuance of 35,000,000,000 shares of common stock. The Board of Directors of the Company has the power to classify or reclassify any authorized but unissued shares of common stock into one or more classes of shares and to divide and classify shares of any class into one or more series of such class. Pursuant to such authority, the Board of Directors
(i) has previously classified 23,875,000,000 of such authorized shares into 23 classes (the "Classes"), each Class representing interests in a separate portfolio of investments (the "Portfolios") and (ii) has classified each Class of shares into one or two series of shares (the "Series"). The Classes and Series are referred to herein as "Shares". The Board has previously authorized the issuance of Shares to the public. Currently, the Company is authorized to issue Shares of the following Classes and Series:
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     Portfolio                                               Authorized Shares
     ----------                                              -----------------

     Money Fund
          A Shares.......................................      1,500,000,000
          A-Special Series 1 Shares......................      1,000,000,000

     Government Money Fund
          B Shares.......................................      1,500,000,000
          B-Special Series 1 Shares......................      1,000,000,000

     Blended Equity Fund
          C Shares.......................................        375,000,000
          C-Special Series 1 Shares......................        500,000,000

     Managed Income Fund
          D Shares.......................................        375,000,000
          D-Special Series 1 Shares......................        375,000,000

     Income and Growth Fund
          E Shares.......................................        375,000,000
          E-Special Series 1 Shares......................        500,000,000

     International Fund
          F Shares.......................................        375,000,000
          F-Special Series 1 Shares......................        500,000,000

     Treasury Money Fund
          G Shares.......................................        500,000,000
          G-Special Series 1 Shares......................        500,000,000

     Small Cap Fund
          H Shares.......................................        500,000,000
          H-Special Series 1 Shares......................        500,000,000

     Energy and Natural Resources Fund
          I Shares.......................................        500,000,000
          I-Special Series I Shares......................        500,000,000

     Productivity Enhancers Fund
          J Shares.......................................        500,000,000
          J-Special Series 1 Shares......................        500,000,000
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     Portfolio                                               Authorized Shares
     ----------                                              -----------------


     Environmentally-Related Products and Services Fund
          K Shares.......................................        500,000,000
          K-Special Series 1.............................        500,000,000

     Aging of America Fund
          L Shares.......................................        500,000,000
          L-Special Series 1.............................        500,000,000

     Communication and Entertainment Fund
          M Shares.......................................        500,000,000
          M-Special Series 1.............................        500,000,000

     Value and Restructuring Fund
          N Shares.......................................        500,000,000
          N-Special Series 1.............................        500,000,000

     Global Competitors Fund
          O Shares.......................................        500,000,000
          O-Special Series 1.............................        500,000,000

     Latin America Fund
          P Shares.......................................        500,000,000
          P-Special Series 1.............................        500,000,000

     Pacific/Asia Fund
          Q Shares.......................................        500,000,000
          Q-Special Series 1.............................        500,000,000

     Pan European Fund
          R Shares.......................................        500,000,000
          R-Special Series 1.............................        500,000,000

     Short-Term Government Securities Fund
          S Shares.......................................        500,000,000
          S-Special Series 1.............................        500,000,000

     Intermediate-Term Managed Income Fund
          T Shares.......................................        500,000,000
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     Portfolio                                               Authorized Shares
     ----------                                              -----------------

          T-Special Series 1.............................        500,000,000

     Large Cap Growth Fund
          U Shares.......................................        500,000,000

     Real Estate Fund
          V Shares.......................................        500,000,000

     Emerging Markets Fund
          W Shares.......................................        500,000,000

     Unclassified Shares.................................     11,125,000,000
                                                              --------------
          Total..........................................     35,000,000,000

  We have reviewed the Articles of Incorporation, Amended and Restated By-Laws (the "By-Laws"), resolutions of its Board of Directors and shareholders, and such other legal and factual matters as we have deemed appropriate. We have also reviewed the Company's Registration Statement on Form N-1A under the Securities Act of 1933 (the "Registration Statement"), as amended through Post-Effective Amendment No. 32 thereto.

  This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

  We have also assumed the following for this opinion:

  1. Shares have been, and will continue to be, issued in accordance with the Company's Articles of Incorporation and By-Laws and resolutions of the Company's Board of Directors and shareholders relating to the creation, authorization and issuance of Shares.

  2. Shares have been, or will be, issued against consideration therefor as described in the Registration Statement, and such consideration was, or will have been, in each case at least equal to the applicable net asset value and the applicable par value.

  3. The number of outstanding Shares has not and will not exceed the number of Shares authorized for the particular Class or Series.

  On the basis of the foregoing, it is our opinion that (i) Shares outstanding on the date hereof have been validly and legally issued and are fully paid and non-assessable by the Company and (ii) any Shares issued and sold after the date hereof will be validly and legally issued, fully paid and non-assessable by the Company.
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  We hereby consent to the filing of this opinion as an exhibit to Post-
Effective Amendment No. 32 to the Company's Registration Statement on Form N-1A.


                                     Very truly yours,



                                    /s/ DRINKER BIDDLE & REATH LLP
                                    -------------------------------
                                    DRINKER BIDDLE & REATH LLP